Exhibit 99.1

KINGSWAY REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS

-- Revenue Growth of 5% to $38.9 Million --

-- KSX Revenue Growth of 18% to $22.4 Million --

-- Extended Warranty Revenue of $16.4 Million --

--Organic Growth Metrics Published for First Time --

Management to Host Conference Call Today, November 5, 2026, at 5 p.m. ET

Chicago – November 5, 2026 - (NYSE: KWY) Kingsway Corporation (“Kingsway” or the “Company”), the only publicly-traded US company employing the Search Fund model to acquire and build great businesses, today announced its operating results for the three and nine months ended September 30, 2026.

Third Quarter 2026 Financial Highlights Compared To Third Quarter 2025

●	Consolidated revenue increased 4.5% to $38.9 million, compared to $37.2 million.
o	Kingsway Search Xcelerator (“KSX”) revenue increased 18.2% to $22.4 million, compared to $19.0 million.
o	Extended Warranty revenue decreased 9.8% to $16.4 million from $18.2 million in the prior-year quarter. Excluding the sale of Trinity Warranty Solutions LLC (“Trinity”), Extended Warranty revenue increased 5.9% to $16.4 million from $15.5 million; Extended Warranty cash sales excluding Trinity increased 6.3%.

●	Consolidated net loss was $3.2 million, compared to a net loss of $2.4 million.

●	Consolidated adjusted EBITDA was $2.0 million, compared to $2.1 million.
o	KSX adjusted EBITDA increased by 24.5% to $3.3 million, compared to $2.7 million.
o	Extended Warranty adjusted EBITDA increased by 88.3% to $1.4 million, compared to $0.8 million. Extended Warranty adjusted EBITDA excluding Trinity was $1.4 million compared to $0.4 million.

●	Organic Segment Performance.
o	Organic Segment Revenue Growth was 7.6%.
o	Organic Segment Adjusted EBITDA Growth was 54.1%.

●	The Company had total net debt of $60.3 million as of September 30, 2026, compared with $62.4 million as of December 31, 2025.

Business Highlights

●	Portfolio LTM EBITDA for the operating companies was $23 million to $24 million for the twelve months ended September 30, 2026.

Management Commentary

“Kingsway delivered another exceptional result in the third quarter, with strong profitability, organic growth, and cash flow,” said JT Fitzgerald, Kingsway’s President and CEO.

“KSX achieved $3.3 million in adjusted EBITDA. Extended Warranty adjusted EBITDA was $1.4 million, and lender-defined Modified Cash Adjusted EBITDA, which is used as the basis for financial covenant calculations under the Company’s credit agreement, was $2.7 million.

“During the quarter, Kingsway had approximately $0.6 million of revenue re-deferrals at its operating subsidiaries.  Normalizing for these non-cash accounting items, profitability of the segments in the quarter would have been broadly consistent with Kingsway’s strong second quarter result.

"Importantly, for the first time Kingsway is disclosing organic revenue and EBITDA growth numbers for its operating companies. In the third quarter, Organic Segment Revenue Growth was 8% and Organic Segment Adjusted EBITDA Growth was 54%.  These robust numbers demonstrate the strong commercial momentum and value creation we are seeing across the Company.  Kingsway will be providing organic growth numbers for its operating companies each quarter going forward.

“I am also pleased to highlight that Kingsway’s operating performance translated into healthy cash flow, with Cash from Operations reaching $4.1 million in the third quarter. The asset-light nature of Kingsway’s services businesses allows Kingsway to translate growing EBITDA into strong cash flow as the Company scales.

"Finally, LTM Portfolio EBITDA increased to a range of $23 million to $24 million. I remain confident in the positive trajectory of this metric in the fourth quarter and into 2027.

"Today’s results provide another clear data point that Kingsway is delivering on its strategy,” concluded Mr. Fitzgerald. “Profitability was strong, organic growth was robust, and the cash generation of Kingsway’s asset-light businesses is showing up in the numbers. With a highly active deal pipeline, Kingsway is positioned to continue driving both inorganic and organic growth in the quarters ahead."

Conference Call and Webcast

Management will host a conference call at 5 p.m. Eastern Time today to discuss the results and host a live Q&A session. Additionally, investors may also submit questions via email to: James@HaydenIR.com.

Conference Call Information

Date: Thursday, November 5, 2026
Time: 5 p.m. Eastern Time
Toll Free: 888-506-0062
International: +1 973-528-0011

Participant Code: 637662
Live Webcast Link: https://www.webcaster5.com/Webcast/Page/2928/54724

Conference Call Replay Information

Toll Free: 877-481-4010
International:+1-919-882-2331
Replay Passcode: 54724
Replay Webcast Link: https://www.webcaster5.com/Webcast/Page/2928/54724

About the Company

Kingsway Corporation is the only publicly-traded US company employing the Search Fund model to acquire and build great businesses.

Kingsway owns and operates a collection of high-quality B2B and B2C services companies that are asset-light, growing, profitable, and that have recurring revenues. Kingsway seeks to compound long-term shareholder value on a per share basis via its decentralized management model, its talented team of operators, and its tax-advantaged corporate structure.

Non U.S. GAAP Financial Measure

Management believes that non-GAAP adjusted EBITDA, Portfolio LTM EBITDA and organic revenue/adjusted EBITDA, when presented in conjunction with comparable GAAP measures, provide useful information about the Company's operating results and enhance the overall ability to assess the Company's financial performance.

Management uses non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting, and reviewing the performance of its business. Non-GAAP adjusted EBITDA allows investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. Management believes that non-GAAP adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliations, provides useful information about the Company's business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, Management believes that non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated.

Portfolio LTM EBITDA represents management’s estimate of the trailing twelve-month adjusted EBITDA generated by the Company’s portfolio of operating businesses, including the KSX segment and the Extended Warranty segment. For the KSX segment, Portfolio LTM EBITDA includes the trailing twelve months of adjusted EBITDA for the operating businesses within the segment, including businesses acquired during the period and businesses acquired after the end of the reporting period but prior to the date of this release, as if they had been owned for the full twelve-month period. For the Extended Warranty segment, Portfolio LTM EBITDA is based on Modified Cash adjusted EBITDA, which reflects timing differences between GAAP revenue recognition and GAAP commission expense to the timing of cash receipts and cash commission expense associated with warranty contracts, as well as an adjustment to investment income for the difference between actual book yield and current market yield; no other adjustments are made. For clarity, Modified Cash adjusted EBITDA defers only the portion of contract premium needed to pay claims over the life of the underlying contract and does not defer any commission expense. Modified Cash adjusted EBITDA is used by management to evaluate the operating performance of the Extended Warranty segment and is also the basis for financial covenant calculations under the Company’s credit agreements.

Management uses organic revenue and organic adjusted EBITDA measures to provide useful information to investors by highlighting the underlying growth trends of the Company’s existing operations, separate from the effects of recent acquisitions and dispositions. Organic revenue and adjusted EBITDA reflect the change in revenue and adjusted EBITDA from the Company’s continuing operations excluding (1) acquisitions for periods not owned in both the current and prior years, and (2) dispositions for all periods presented. These measures are intended to enhance investors’ understanding of the Company’s performance and trends over time, and should be considered in conjunction with, but not as a substitute for, GAAP revenue and net income.

Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. Investors are encouraged to review the Company's financial results prepared in accordance with GAAP to understand the Company's performance, taking into account all relevant factors.

Forward-Looking Statements

This press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects," "believes," "anticipates," "intends," "estimates," "seeks," and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance, or results to differ materially from the events, performance, and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled "Risk Factors" in the Company's 2025 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov, on the Canadian Securities Administrators' website at www.sedarplus.ca, or through the Company's website at www.kingsway-financial.com.

For Investor Inquiries:
Hayden IR
James Carbonara
(646) 755-7412
james@haydenir.com

For Company Inquiries:

Kingsway Corporation

Kent Hansen, CFO

(312) 766-2163

khansen@kingsway-financial.com

Kingsway Corporation

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Consolidated EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	9/30/2026	9/30/2026	6/30/2026	3/31/2026	12/31/2025
GAAP Net Income (Loss)	$(6,845)	$(3,150)	$157	$(2,268)	$(1,584)

Non-GAAP Adjustments:
Changes in fair value; realized gains/losses (1)	(299)	141	(538)	86	12
Employee related expenses (2)	2,948	544	1,570	451	383
Other items (3)	2,668	843	949	165	711
Gain on sale of Trinity	(1,347)	—	(1,347)	—	—
Depreciation, amortization, tax and interest expense	15,170	3,606	4,387	3,968	3,209
Total Non-GAAP Adjustments	19,140	5,134	5,021	4,670	4,315

Non-GAAP Adjusted Consolidated EBITDA	$12,295	$1,984	$5,178	$2,402	$2,731

	Twelve Months Ended	For the Three Months Ended
	9/30/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
GAAP Net Income (Loss)	$(10,138)	$(2,411)	$(3,165)	$(3,092)	$(1,470)

Non-GAAP Adjustments:
Discontinued operations	1	—	—	—	1
Changes in fair value; realized gains/losses (1)	123	48	(36)	(22)	133
Employee related expenses (2)	2,342	726	731	495	390
Other items (3)	3,619	1,317	982	1,095	225
Depreciation, amortization, tax and interest expense	12,513	2,379	3,141	2,876	4,117
Total Non-GAAP Adjustments	18,598	4,470	4,818	4,444	4,866

Non-GAAP Adjusted Consolidated EBITDA	$8,460	$2,059	$1,653	$1,352	$3,396

(1)	Includes realized and unrealized gains and losses on non-core investments; change in the fair value of subordinated debt (net of the portion of the change attributable to instrument-specific credit risk); unrealized gains and losses; and change in the fair value of the Ravix earn-out (changes in fair value recorded as other income or expense).
(2)	Employee related expenses includes non-cash expense arising from the grant and modification of stock-based awards to employees; and costs associated with employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).
(3)	Other items include: legal expenses associated with the Company’s defense against significant litigation matters; acquisition and disposition-related expenses; and other non-recurring items.

Kingsway Corporation

Reconciliation of KSX Segment Operating Income to Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	9/30/2026	9/30/2026	6/30/2026	3/31/2026	12/31/2025
GAAP Operating Income for KSX segment	$10,912	$2,651	$3,491	$2,960	$1,810

Non-GAAP Adjustments:
Acquisition and employee costs (1)	1,190	267	400	244	279
Investment income (2)	155	68	30	28	29
Depreciation	1,298	327	339	265	367
Total Non-GAAP Adjustments	2,643	662	769	537	675

Non-GAAP adjusted EBITDA for KSX segment	$13,555	$3,313	$4,260	$3,497	$2,485

	Twelve Months Ended	For the Three Months Ended
	9/30/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
GAAP Operating Income for KSX segment	$7,711	$2,185	$2,049	$1,743	$1,734

Non-GAAP Adjustments:
Acquisition and employee costs (1)	499	178	204	52	65
Investment income (2)	117	30	29	25	33
Depreciation	578	267	113	97	101
Total Non-GAAP Adjustments	1,194	475	346	174	199

Non-GAAP adjusted EBITDA for KSX segment	$8,905	$2,660	$2,395	$1,917	$1,933

(1)	Costs associated with acquisitions and employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).
(2)	Investment income from interest on client deposits (Ravix, CSuite), as well as imputed interest on long-term software contracts (SPI).

Kingsway Corporation

Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	9/30/2026	9/30/2026	6/30/2026	3/31/2026	12/31/2025
GAAP Operating Income for Extended Warranty segment	$2,048	$811	$675	$261	$301

Non-GAAP Adjustments:
Investment income (1)	1,421	391	348	340	342
Employee costs	23	—	23	—	—
Other costs (2)	347	189	—	—	158
Depreciation	184	44	46	47	47
Total Non-GAAP Adjustments	1,975	624	417	387	547

Non-GAAP adjusted EBITDA for Extended Warranty segment	$4,023	$1,435	$1,092	$648	$848

	Twelve Months Ended	For the Three Months Ended
	9/30/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
GAAP Operating Income for Extended Warranty segment	$2,771	$401	$(63)	$515	$1,918

Non-GAAP Adjustments:
Investment income (1)	1,306	324	341	247	394
Employee costs	352	—	302	50	—
Depreciation	153	37	39	38	39
Total Non-GAAP Adjustments	1,811	361	682	335	433

Non-GAAP adjusted EBITDA for Extended Warranty segment	$4,582	$762	$619	$850	$2,351

(1)	Investment income arising as part of Extended Warranty segment’s minimum holding requirements, as well as realized gains and losses resulting from investments either held in trust as part of Extended Warranty segment’s minimum holding requirements or from the deployment of excess cash.
(2)	Other costs include one-time items not expected to be incurred going forward.

Kingsway Corporation

Reconciliation of Reported Revenue to Organic Segment Revenue

Reconciliation of Adjusted EBITDA to Organic Segment Adjusted EBITDA

(in thousands, except percentages)

(UNAUDITED)

Three Months Ended September 30,	Consolidated
Revenue, 2025 (as reported)	$37,173
Less: revenue of businesses acquired (1)	(247)
Less: revenue of disposed businesses (Trinity)	(2,694)
Revenue, 2025, adjusted	34,232

Revenue, 2026 (as reported)	$38,851
Less: revenue of businesses acquired (1)	(2,026)
Organic revenue, 2026	36,825

Revenue growth, as reported	4.5%
Effect of acquisitions and dispositions (percentage points)	3.1%
Organic revenue growth	7.6%

Three Months Ended September 30,	Combined Segments
Adjusted EBITDA, 2025 (as reported)	$3,422
Less: Adj. EBITDA of businesses acquired (1)	(67)
Less: Adj. EBITDA of disposed businesses (Trinity)	(412)
Adj. EBITDA, 2025, adjusted	2,943

Adj. EBITDA, 2026 (as reported)	$4,748
Less: Adj. EBITDA of businesses acquired (1)	(214)
Organic Adj. EBITDA, 2026	4,534

Adj. EBITDA growth, as reported	38.7%
Effect of acquisitions and dispositions (percentage points)	15.4%
Organic Adj. EBITDA growth	54.1%

(1)	Amounts are reduced for the results of businesses acquired that do not appear in both comparable periods presented.

Adjusted EBITDA is reconciled to GAAP net income (loss) and to segment operating income in the preceding schedules.